Exhibit 99.2

CONFIDENTIAL

September 29, 2010

Tony Colatrella

Re:      Separation Agreement and Release

Dear Tony:

This letter agreement (“Agreement”) formalizes our discussions regarding the terms and conditions of your separation from service with Momentive Performance Materials Inc. (“Momentive” or the “Company”)

1.   Your employment with the Company will terminate on Friday, October 1, 2010 (the “Separation Date”).

2.   You acknowledge that, throughout your employment with Momentive, you were employed at will.  You further acknowledge that the Company has no obligation to provide you with any severance benefits or salary continuation, other than those outlined in your offer letter, signed by you on January 12, 2009.  However, in lieu of the severance benefits contained in your offer letter and in consideration for your agreement to the Release contained herein and the other conditions set forth in this Agreement, Momentive will agree to the following:

a.   Momentive will continue to pay your regular salary, on a bi-weekly basis, for the period from October 2, 2010 through and continuing until March 30, 2012, beginning with the first payment on October 15, 2010, reduced by all applicable taxes and previously authorized payroll deductions for medical, dental and life insurance benefits as described in 2(b).

b.   All medical, dental, and life insurance benefits will continue through September 30, 2011, assuming your payment of regular employee contributions.

c.   You will be entitled to receive your 2010 cash bonus, outlined in the Momentive Annual Cash Bonus Plan and calculated as if your employment had continued through December 31, 2010.  All bonus payments will be paid in Spring 2011, on a date set by the Company.  You will not be eligible nor will you receive any payments for a 2011 annual cash bonus or any other bonuses not specifically mentioned herein.

22 Corporate Woods Boulevard, Albany, NY 12211 USA

Anthony Colatrella

September 29, 2010

d.   You will also receive a lump sum payment equal to $197,471 less all applicable taxes, in full and final settlement of all outstanding benefits owed under the Company’s relocation program.  That payment will be made on or before November 12, 2010.

e.   Upon your request, the Company will pay directly to a nationally recognized outplacement firm acceptable to the Company for executive outplacement services to be provided to you for up to twelve months or the date you commence full-time employment with another employer, whichever is earlier.

f.    Payment of accrued and unused 2010 vacation, equivalent to two weeks of pay, will be made in a single lump sum (less taxes and withholdings), as soon as practical following the Separation Date.  No other payments will be made for vacation or holidays.

g.   You and the Company agree that the stock options granted to you under the Company’s 2007 Long-Term Incentive Plan (the “2007 LTIP”) and the Non-Qualified Stock Option Agreements (the “Stock Option Agreement”) between you and the Company, dated December 28, 2009 (as amended on March 5, 2010 ) and April 30, 2010 (all capitalized terms in this paragraph, not defined in this Agreement, shall have the meanings ascribed to them in such plan or stock option agreement), will be treated as follows: (i) all of your Tranche A Options shall become Vested Options in accordance with the terms of the 2007 LTIP and the Option Agreement and remain outstanding until the expiration of the scheduled Option Term (determined without regard to the continued service requirement) and (ii) all of your Tranche B Options and Tranche C Options shall remain outstanding until the expiration of the scheduled Option Term (determined without regard to the continued service requirement) and shall become Vested Options if the applicable performance goals are achieved.  For the avoidance of doubt, the Options shall remain subject to the provisions of Article X of the 2007 LTIP, and following the consummation of the transactions contemplated by the Combination Agreement (as defined below), the foregoing provisions shall apply to each option to purchase units in the Holdco (as defined in the Combination Agreement) into which your Options to purchase shares of Common Stock have been converted and the price shall be adjusted accordingly.

h.   You and the Company agree that, on a date to be determined by you between the date hereof and December 15, 2010 (you must give the Company reasonable advance notice of such date), you  may sell a portion or all of the shares of Common Stock owned by you (as defined in the Amended and Restated Securityholders Agreement, dated as of March 5, 2007, by and among the Company and the holders that are party thereto (the “Securityholders Agreement”)) to the Company or an affiliate of the Company (as designated by the Company) at your original cost of $100 per share.  Following the consummation of the transactions contemplated by the Combination Agreement (as defined below), the foregoing provisions shall apply to a number of units in the Holdco (as defined in the Combination Agreement) into which such shares of Common Stock have been converted and the price shall be adjusted accordingly.    The Company and the Apollo

Anthony Colatrella

September 29, 2010

Group (as defined in the Securityholders Agreement) each agree that they will not exercise their call rights under Section 6 of the Securityholders Agreement with respect to any shares of Common Stock that you hold or acquire in the future (or any other securities into which such shares of Common Stock may be subsequently converted). Notwithstanding the fact that the number of options originally granted to you were based on the number of shares purchased by you, the Company and the Apollo Group also agree that the sale of such units of Holdco (as defined in the Combination Agreement), if consummated at your request, will in no way impact the number of options in Holdco heretofore granted to you, nor will it impact the rights and benefits of the options or remaining units you continue to own as outlined in section 2(g) above.

3.   You agree that you will not make any communication, oral or written, that disparages, criticizes or otherwise reflects adversely upon or could be reasonably expected to damage the reputation of Momentive or any of its officers or affiliates, except if testifying truthfully under oath pursuant to subpoena or other legal process.

4.   You agree to cooperate with Momentive in investigating, prosecuting, and defending any charges, claims, demands, liabilities, causes of action, lawsuits, and other proceedings by, against or involving Momentive including its officers, agents, and employees, which relate to matters of which you have knowledge, or should have knowledge, by virtue of your employment by Momentive.  You agree to immediately notify the Company if subpoenaed or asked to appear as a witness in any matter related to the Company or one of its affiliates. The Company agrees to indemnify you in any and all lawsuits in which you may be named arising out of or relating to your position as Chief Financial Officer of Momentive to the extent permitted by applicable law and indemnification provided to officers and directors of the Company generally.  Further, the Company agrees that you will continue to be covered under the Company’s D&O insurance for any and all claims or lawsuits that arose during the period in which you served as the Chief Financial Officer of Momentive for a period of up to six years following your Separation Date.

5.   For and in consideration of the undertakings of Momentive set forth herein, specifically the consideration outlined in Paragraph 2 above and for other good and valuable consideration, and intending to be legally bound, you hereby release Momentive, its officers, employees, representatives, agents and attorneys, subsidiaries and affiliates and their respective successors and assigns, heirs, executors, and administrators (the “Released Parties”), from any and all actions, suits, and claims which you ever had, now have, or which your heirs, executors or administrators may have, from the beginning of your employment with Momentive to and including your Separation Date, and particularly, but without limitation, any claim or right based upon or arising under any federal, state or local laws, including, but not limited to, any and all claims under the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, as amended, Section 1981 of the Civil Rights Act of 1870, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Family Medical Leave Act of 1993; Executive Order 11246, and in each case any amendments thereto, and any and all other federal, state or local statutory or common law claims, including, but not limited to any claims for breach of contract, economic loss, compensatory damages, punitive damages, liquidated damages, attorneys’ fees, expenses and costs.

Anthony Colatrella

September 29, 2010

You acknowledge and agree that it is your intention to forever bar every released claim, whether known or unknown to you at this time or discovered later, as stated in Paragraph 5 herein to the extent permitted by applicable law.  You understand and acknowledge that there are laws, which may invalidate releases of claims, which are unknown to the releasing party.  You hereby expressly waive any protection to which you may otherwise be entitled against the Released Parties by virtue of any such law.

Notwithstanding the generality of the foregoing, nothing herein constitutes a release or waiver by the parties of: (i) any claim or right that may arise after the Separation Date contained in this Agreement or (ii) any claim or right the parties may have under this Agreement.

6.   For the purposes of implementing a full and complete release of claims, you expressly acknowledge that this Agreement is intended to include, without limitation, all claims described in Paragraph 5 herein, whether known or unknown, and that this Agreement contemplates the extinction of all such claims.  You expressly waive any right to assert after signing this Agreement that any such claim, has, through ignorance or oversight, been omitted from the scope of the Agreement.

7.   To the maximum extent permitted by law, you represent and warrant that you have not filed, commenced or participated in any way in any complaints, actions or proceedings of any kind against the Released Parties with any federal, state or local court or any administrative, regulatory or arbitration agency or body, and agree not to file, commence, or participate in any charge, claim or lawsuit asserting any claims that are released in the Release contained in Section 5 of this Agreement.

8.   You agree that you have and will continue to be bound by the terms of any and all confidentiality and proprietary agreements signed by you during your employment with the Company.

9.   You agree that you are and will continue to be bound by the non-solicitation and non-competition clauses contained in Section 9 of the Securityholders Agreement which you agreed to and signed on December 28, 2009.  Specifically, and as outlined more fully in the Securityholders Agreement:

Anthony Colatrella

September 29, 2010

a.   You agree that for a period of one (1) year following your Separation Date you shall not directly or indirectly (i) induce or attempt to induce any employee or independent contractor of the Company or any affiliated entity of the Company to leave the Company or such affiliated entity, or in any way interfere with the relationship between the Company or any such affiliated entity and the employee or independent contractor; (ii) hire any person who is an employee or independent contractor of the Company or any affiliated entity until after twelve months after such individual’s relationship with the Company or affiliated entity has been voluntarily terminated  or (iii) induce or attempt to induce any customer (or former customer who were customers in the two (2) year period immediately prior to such inducement or attempted inducement), supplier, licensee or other business relation of the Company or any subsidiary of the Company to cease doing business with the Company or such subsidiary or, in any way, interfere with the relationship between any such customer, supplier, licensee or business relationship.

b.   You further agree that for a period of one (1) year following your Separation Date, you will not directly or indirectly own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, whether or not for compensation) or render any services to any person, firm, corporation or entity, in whatever form, engaged in any business of the same type as any business in which the Company or any of its subsidiaries is engaged as of your Separation Date or in which they have proposed or prior to such date, to be engaged in on or after that date and in which you have been involved to any extent at any time during the two (2) year period ending with your Separation Date, in any locale of any country in which the Company or any of its subsidiaries conducts business. Notwithstanding the foregoing, it shall not be a violation of this Section 9(c) for you to join a division or business line of a commercial enterprise with multiple divisions or business lines if such division or business line is not competitive with the businesses of the Company or any of the affiliated entities and does not otherwise provide material goods or services to any business or entity that directly or indirectly competes with the Company, provided that you perform such services solely for such non-competitive division or business line, and perform no functions on behalf of and have no involvement with or direct or indirect responsibilities with respect to businesses competitive with the businesses of the Company or any of the affiliated entities.  For the avoidance of doubt, a commercial enterprise (or division or business line thereof) shall not be considered to be “competitive” with the business of the Company or any of the affiliated entities if such enterprise (1) is a non-silicone and non-quartz commercial enterprise; (2) does not produce, manufacture or otherwise distribute any silicone-or quartz based products and (3) does not compete with the Company or any of the affiliated entities, provided that it shall be a violation of this Section if you undertake or engage in activities during the one (1) year period following your separation, at such commercial enterprise intended to produce or promote products or services that are intended to be directly competitive with the products or services of the Company or any of the affiliated entities.  Nothing in this Section shall prohibit you from being a passive owner of not more than 4.9% of the outstanding stock of any class of a corporation which is publicly traded, so long as you have no active participation in the business of such corporation.

Anthony Colatrella

September 29, 2010

10. You agree that you have and will continue to keep the terms of this Agreement, any fact of this Agreement completely confidential, and that you have not and will not hereafter disclose any information concerning this Agreement and the amounts paid to you pursuant to the terms of this Agreement, to any person except your immediate family members, and your attorneys, accountants, tax and financial advisors, provided that each of them is informed of and agrees to keep the information confidential, and except as may be required by court order, by the proper inquiry of a state or federal governmental agency, or by a subpoena to testify issued by a court of competent jurisdiction.

11. This Agreement shall be subject to and governed by and in accordance with the laws of the State of New York, without regard to conflict of laws principles.

12. Neither the fact that this offer has been made, this Agreement entered into, nor any provision of this Agreement, shall be construed as an admission or concession by Momentive or any of its officers, agents, employees, or representatives, past or present, or by you that it or they or you violated any law or regulation or any other legal or equitable obligation it or they or you have or ever had to each other. You shall not, either directly or indirectly, make any written or oral statements, suggestions or representations that Momentive or any of its affiliates has made or implied any such admission or concession.

13. You acknowledge that you have been given up to twenty-one (21) days to consider the terms of this Agreement and that you understand its terms.  You acknowledge that you have been advised of the opportunity to seek the advice of legal counsel in this matter and to obtain the assistance of counsel in reviewing this Agreement.  You further acknowledge that:

a.      You have entered into this Agreement on a knowing and voluntary basis and have been given adequate time to review this Agreement and to consider whether to sign it.

b.      You have read this Agreement, including but not limited to the Release contained in Paragraph 5.

c.      You understand that by signing this Agreement you release legal claims against the Company and waive certain rights to bring claims.

Anthony Colatrella

September 29, 2010

d.   You freely and voluntarily consent to the terms and conditions of this Agreement with full understanding of what they mean and that the terms and conditions of this Agreement are binding upon you.

14. You may revoke this Agreement within seven (7) days after the date on which you sign and deliver it.  This Agreement will not be binding or enforceable until that seven (7) day period has expired.  If you decide to revoke this Agreement, you must notify me of your revocation in a letter signed by you and received by me no later than 5:00 p.m. on the seventh (7th) day after you have signed this Agreement. A letter of revocation that is not received by the seventh (7th) day after you have signed and delivered the Agreement will be invalid and will not revoke this Agreement.  You understand and agree that if you do not revoke this Agreement during the seven (7) day revocation period, this Agreement shall become effective, irrevocable and enforceable on the eighth (8th) day after the date on which you signed and delivered this Agreement.  Notices may be sent to

Momentive Performance Materials Inc.
22 Corporate Woods Blvd.
Albany, New York 11211

15. You understand and agree that your continued right to receive any benefits under this Agreement will be subject to and conditioned upon your non-revocation of this Agreement.  You agree that the covenants, representations and acknowledgments in this Release shall survive the Company’s satisfaction of any and all of its obligations under this Agreement.

16. When accepted by you, the numbered paragraphs of this Agreement set forth the entire agreement between you and Momentive and fully supersede any and all prior agreements or understandings between you and Momentive related to the subject matter thereof.  The terms of this Agreement may only be changed, modified or discharged by an instrument in writing signed by the parties hereto.

Anthony Colatrella

September 29, 2010

On behalf of Momentive, we appreciate your service and wish you success in your future endeavors.

Sincerely,

/s/ Edward Stratton

Edward Stratton

Global Human Resources Leader

I expressly agree to accept the offer set forth above and verify that I am entering this Agreement knowingly and voluntarily, without any coercion or duress.  I acknowledge that I have had an adequate opportunity to review this letter and to consult with counsel regarding its terms.  I understand the contents of this letter, and agree to all its terms and conditions including the release of all claims contained in Paragraph 5.

Date:  September 29, 2010                             Signed:  /s/ Anthony Colatrella